SCHEDULE A


                                  TO THE


                         LNG SALES AND PURCHASE CONTRACT

                               (KOREA II FOB)


                                  between


                         PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI
NEGARA
                                (PERTAMINA)


                                                  as Seller

                                    and


                           KOREA GAS CORPORATION


                                                  as Buyer

SCHEDULE A
TESTING AND METHODS


     This Schedule A, entitled "Testing and Methods", is attached to and forms a part of the LNG Sales and Purchase Contract ("Contract") between Pertamina, as Seller, and Korea Gas Corporation, as Buyer, and sets forth, pursuant to Article 13 of the Contract, detailed procedures for sampling and analysing LNG and for gauging and calculating the density and heating value of LNG.

SECTION I - DEFINITIONS

Terms defined in the Contract and appearing in this Schedule A shall, when used herein, have the meanings set forth in the Contract.

SECTION II - TANK GAUGE TABLES


II.1 Calibration of LNG Tanks

     During or immediately following the completion of construction of each vessel which Buyer intends to use as an LNG Tanker, Buyer shall arrange for each LNG tank of each such vessel to be calibrated by a qualified surveyor mutually agreed upon by Buyer and Seller.

II.2 Preparation of Tank Gauge Tables

     Buyer shall have a qualified surveyor prepare tank gauge tables for each LNG tank of each vessel which Buyer intends to use as an LNG Tanker from the results of the calibration referred to in Section II.1 above. Such tank gauge tables shall include sounding tables, correction tables
     for list (heel)  and  trim, volume  corrections   to  tank
     service temperature, and other corrections if necessary. The tank gauge tables prepared by such surveyor shall be verified for use by the authorized agency of the Republic of Korea and the Republic of Indonesia.

II.3 Accuracy of Tank Gauge Tables

     The tank gauge tables prepared pursuant to Section II.2 above shall indicate volumes in Cubic Meters expressed to the nearest thousandth, with tank depths expressed in meters to the nearest hundredth.

II.4 Witnessing of Tank Calibration

     Seller shall have the right to have its representative witness the tank calibrations referred to in Section II.1 above.
     Buyer shall give adequate advance notice to Seller of the timing of such tank calibrations.

II.5 Recalibration of LNG Tanks in Case of Distortion

     In the event that any LNG tank of any LNG Tanker suffers distortion of such a nature as to cause any party reasonably to question the validity of the tank gauge tables referred to in Section II.2 above, Buyer, subject to Seller's consent, shall arrange for such LNG tank to be recalibrated in the same manner as set forth in Sections II.1 and II.2 hereof during any period when such is out of service for inspection and/or repairs. Buyer shall bear the costs of recalibration unless such recalibration was done at Seller's request and did not demonstrate any inaccuracy in the tank gauge tables, in which case Seller shall pay the costs of recalibration. Except as provided in this Section II.5, no other recalibration of any LNG tank of any LNG Tanker shall be required.

SECTION III - SELECTION OF GAUGING DEVICES


III.1  Liquid Level Gauging Devices

       III.1.1 Each LNG tank of each LNG Tanker shall be equipped with a main and an auxiliary liquid level gauging device.

       III.1.2 The measurement error of the liquid level gauging devices shall be no greater than +10 millimeters. The expected accuracy for the main gauging device shall be +7.5 millimeters and for the auxiliary gauging device shall be +10 millimeters.

       III.1.3 The level in each LNG tank shall be logged or printed.

III.2  Temperature Gauging Devices

       III.2.1 Each LNG tank of each LNG Tanker shall be equipped with a minimum of four (4) temperature gauging devices located on or near the vertical axis of such LNG tank.

       III.2.2    Such  temperature  gauging   devices  shall  be
                  installed near the bottom, at approximately fifty percent (50%) of the height, at approximately eighty-five percent (85%) of the height and at approximately one hundred percent (100%) of the height of such LNG tank.

       III.2.3 The measurement error of the temperature gauging devices shall be no greater than +2C. The expected accuracy shall be +0.2oC when in liquid and +0.4oC when in vapor.

       III.2.4 The temperatures in each LNG tank shall be logged or printed.

III.3  Pressure Gauging Devices

       III.3.1 Each LNG tank of each LNG Tanker shall have one absolute pressure gauging device.

       III.3.2 The measurement error of the pressure gauging device shall be no greater than + one percent
                  (1%) of full-scale. The expected accuracy shall be +0.01 kg/cm2.

       III.3.3 The pressure in each LNG tank shall be logged or printed.

III.4  Verification of Accuracy of Gauging Devices

       Gauging devices shall be verified for accuracy and corrected for error in accordance with the terms of Subarticle 13.10 of the Contract.

SECTION IV - MEASUREMENT PROCEDURES

IV.1   Liquid Level

       IV.1.1 Measurement of the liquid level in each LNG tank of each LNG Tanker shall be made to the nearest millimeter by using the main liquid level gauging device referred to in Section III.1 hereof. Should the main device fail, the auxiliary device shall be used.

       IV.1.2 Three (3) readings shall be made in as rapid succession as possible. The arithmetic average of the readings shall be deemed the liquid level.

       IV.1.3 Such arithmetic average shall be calculated to the nearest 0.1 millimeter and shall be rounded to the nearest millimeter.

IV.2   Temperature

       IV.2.1 At the same time liquid level is measured, temperature shall be measured to the nearest
                  0.1oC by using the temperature gauging devices referred to in Section III.2 hereof.

       IV.2.2     In  order  to   determine  the  temperature  of
                  liquid and vapor in the LNG tanks of an LNG
                  Tanker one (1) reading shall be taken at each temperature gauging device in each LNG tank. An arithmetic average of such readings with respect to vapor and liquid in all LNG tanks shall be deemed the final temperature of vapor and liquid.

       IV.2.3 Such arithmetic average shall be calculated to the nearest 0.01oC and shall be rounded to the nearest 0.1oC.

IV.3   Pressure

       IV.3.1 At the same time liquid level is measured, the absolute pressure in each LNG tank shall be measured to the nearest 0.01 kg/cm2 by using the pressure gauging device referred to in Section
                  III.3 hereof.

       IV.3.2 The determination of the absolute pressure in the LNG tanks of each LNG Tanker shall be made by taking one (1) reading of the pressure gauging device in each LNG tank, and then by taking an arithmetic average of all such readings.

       IV.3.3 Such arithmetic average shall be calculated to the nearest 0.001 kg/cm2 and shall be rounded to the nearest 0.01 kg/cm2.

IV.4   Procedures in Case of Gauging Device Failure

       Should the measurements referred to in Sections IV.l, IV.2 and IV.3 hereof become impossible to perform due to a failure of gauging devices, alternate gauging procedures shall be determined by mutual agreement between Buyer and Seller.

IV.5   Determination of Volume of LNG Loaded

       IV.5.1 The list (heel) and trim of the LNG Tanker shall be measured at the same time as the liquid level and temperature of LNG in each LNG tank are measured. Such measurements shall be made immediately before loading commences and immediately after loading is completed. The volume of LNG, stated in Cubic Meters to the nearest 0.001 Cubic Meters, shall be determined by using the tank gauge tables referred to in
                  Section II hereof and by applying the volume corrections set forth therein.

       IV.5.2 The volume of LNG loaded shall be determined by deducting the total volume of LNG in all tanks immediately before loading commences from the total volume in all tanks immediately after loading is completed. This volume of LNG loaded is then rounded to the nearest Cubic Meter.

SECTION V - DETERMINATION OF COMPOSITION OF LNG

V.1    Sampling Procedures

       V.1.1 Representative samples of LNG shall be obtained continuously and at an even rate during the period starting immediately after continuous loading has commenced and ending immediately prior to the suspension of continuous loading.

       V.1.2 A composite gaseous sample shall be collected in a suitable gas holder using a continuous gasification/collection method agreed upon by
                  Seller and Buyers.

       V.1.3 Three (3) samples shall be transferred from the gas holder to sample bottles after completion of loading. Such sample bottles shall be sealed by the surveyor who witnessed such sampling in accordance with Subarticle 13.8 of the Contract and shall be delivered to Seller. Seller shall use one (1) such sample for analysis to determine the composition.

       V.1.4      Distribution of Samples

                  The gaseous samples shall be distributed as follows:

                         First sample:  for analysis by Seller.

                         Second sample: for  analysis by Buyer.

                         Third sample:  for retention by Seller
                                        for at least twenty-five
                                        (25) days.  In case any
                                        dispute as to the accuracy
                                        of any analysis is raised,
                                        the sample shall be further
                                        retained until Buyer and
                                        Seller agree to retain it
                                        no longer.
       V.1.5        Failure   in   Collecting   Samples   and  in
                    Determining the Composition of LNG -

                    If sampling and/or analysis fails for some reason, the arithmetic average of the analysis results of the five (5) immediately preceding cargoes (or of the total cargoes delivered is less than five) under this Contract from the applicable Loading Port shall be deemed to be the composition of the LNG. The loaded BTUs and metric tons are calculated as follows:

                           E5 (BTU/m3) X Vm3 loaded = BTU
                           E5 (Kg/m3) X Vm3 = Metric Tons

V.2    Analysis Procedures

       V.2.1 Hydrocarbons, Carbon Dioxide and Nitrogen - Seller's sample shall be analysed immediately by Seller to determine, by gas chromatography, the mol fraction of hydrocarbons, carbon dioxide and nitrogen in the sample. The method used shall be the method described in the latest version of the Gas Processors Association (GPA) Publication 2261 current at the time of analysis or any other method agreed upon by Buyer and Seller. Duplicate runs shall be made on each sample to determine that the repeatabilities of peak heights or peak areas are within acceptable limits. The calculated results of such duplicate runs shall be averaged.

       V.2.2 Hydrogen Sulfide - The ASTM D 2725-70, Standard Method of Test for Hydrogen Sulfide in Natural Gas (Methylene Blue Method), shall be used to determine the hydrogen sulfide content of Seller's sample, unless Seller and Buyer mutually agree that some other method should be used.

       V.2.3 Total Sulfur - The ASTM D 3246-76, Standard Method of Test for Sulfur in Petroleum Gas by Oxidative Microcoulometry, shall be used to determine the total sulfur content of Seller's sample, unless Seller and Buyer mutually agree that some other method should be used.

                    If the total sulfur content is less than 0.25 grains per 100 Standard Cubic Feet, it is not necessary to analyze the sample for H2S.

V.3    Correlation Test of Analytical Equipment and Devices

       Buyer and Seller shall, prior to use and during periods of use, perform a correlation test using standard gas in order properly to maintain the accuracy of Seller's and Buyer's equipment and devices.

       Such correlation tests are subject to the following conditions:

       (a) Mutual agreement of Seller and Buyer as to timing of a test;

       (b) The standard gas sample shall be obtained by Buyer;

       (c) The standard gas sample shall be transported to the applicable Loading Port on an LNG Tanker;

       (d) Seller shall analyze the sample and return it to Buyer on an LNG Tanker;

       (e)    Buyer shall analyze the sample; and

       (f) The results of these tests shall be made available to all Parties.

SECTION VI - DETERMINATION OF BTU QUANTITY OF LNG SOLD

VI.1   Calculation of Density

       The density of LNG shall be calculated by use of the formula:

                             E (Xi x Mi)
                     D =  ___________________
                          E (Xi x Vi) - Xm x C

        where:
           D is the density to four (4) significant figures of the LNG loaded, stated in kilograms per Cubic
                 Meter at temperature TL;

           TL is the temperature of the LNG in the tanks of the LNG Tanker after loading, stated in degrees
                 Centigrade to the nearest 0.1oC;

           Xi is the mol fraction, to the nearest fourth (4th) decimal place, of component (i) from the composition obtained in accordance with Section V hereof;

           Mi is the molecular weight of component (i) as set forth in Table 1 attached hereto;

           Vi is the molar volume, to the nearest sixth (6th) decimal place, of component (i), stated in Cubic Meters per kilogram-mol at temperature TL and obtained by linear interpolation of the data set forth in Table 2 attached hereto;

           Xm is the mol fraction, to the nearest fourth (4th) decimal place, of methane from the composition obtained in accordance with Section V hereof; and

           C     is the volume correction, to the nearest sixth
                 (6th) decimal place, stated in Cubic Meters per kilogram-mol at temperature TL and obtained by linear interpolation of the data set forth in Table 3 attached hereto.

        An example of an LNG density calculation is shown in Table 4 attached hereto.

VI.2    Calculation of Gross Heating Value

        VI.2.1 The Gross Heating Value (mass basis) of LNG shall be calculated by use of the formula:

                                            Xi x Mi
                           P =   E  Hi x ____________

                                          E (Xi x Mi)

                 where:

                   P       is the Gross Heating Value of LNG,
                           stated in BTU's per kilogram;

                   Hi      is the Gross Heating Value of component
                           (i), stated in BTU's per kilogram as set forth in Table 1 attached hereto;

                   Xi      is the mol fraction, to the nearest
                           fourth (4th) decimal place, of component
                           (i) from the composition obtained
                           pursuant to Section V hereof; and

                   Mi is the molecular weight of component (i) as set forth in Table 1 attached hereto.

                 An example of a Gross Heating Value (mass basis) calculation is shown in Table 5 attached hereto.

        VI.2.2 The Gross Heating Value (volume basis) for purposes of Subarticle 11.1 of the Contract shall be calculated by use of the formula:

                           Hv =   E (Xi x Hvi)

                 where:

                   Hv      is the Gross Heating Value, stated in
                           BTU's per Standard Cubic Foot;

                   Xi      is the mol fraction, to the nearest
                           fourth (4th) decimal place, of component
                           (i) from the composition obtained
                           pursuant to Section V hereof; and

                   Hvi     is the Gross Heating Value of component
                           (i), stated in BTU's per Standard Cubic
                           Foot, as set forth in Table 1 attached
                           hereto.

                   An example of a Gross Heating Value (volume basis) calculation is shown in Table 6 attached hereto.

VI.3    Calculation of BTU Quantity of LNG Delivered

        The BTU quantity of LNG sold shall be computed by use of the formula:

                 Q = V x D x P

        where:

           Q     is the BTU quantity sold;

           V     is the volume of the LNG loaded, stated in Cubic
                 Meters, obtained pursuant to Section IV.5 hereof;

           D is the density of the LNG, stated in kilograms per Cubic Meter, as calculated in accordance with
                 Section VI.1 hereof; and

           P is the Gross Heating Value of the LNG, stated in BTU's per kilogram, as calculated in accordance with Section VI.2.1 hereof.

 VI.4   Method of Rounding Numbers

        VI.4.1   General -
                 If the first of the figures to be discarded is five (5) or more, the last of the figures to be retained is increased by one (1).

                 If the first of the figures to be discarded is four (4) or less, the last of the figures to be retained is unaltered.

                 For the purpose of rounding to a zero (0), the last of the figures to be retained shall have the same value as a ten (10).

                 The following example is given to illustrate how a number is to be established in accordance with the above:

                                        Number after being
                                        rounded to first
                 Number to be rounded   decimal place

                       2.24                     2.2
                       2.249                    2.2
                       2.25                     2.3
                       2.35                     2.4
                       2.97                     3.0

        VI.4.2   Determination of BTU Quantity of LNG delivered -
                 The BTU quantity of LNG delivered is computed by the use of the formula:

                   Q = V x D x P

                 where:

                   Q is the BTU quantity delivered. The BTU quantity shall be rounded to the nearest ten (10) million BTU's;

                   V is the volume of the LNG loaded, stated in Cubic Meters. The volume shall be rounded to the nearest Cubic Meter;

                   D       is the density of the LNG, stated in
                           kilograms per Cubic Meter at temperature
                           TL. The density shall be rounded to the nearest tenth (0.1) of a kg/m3;

                   TL      is the temperature of the LNG in the
                           tanks of the LNG Tanker after loading,
                           stated in degrees Centigrade to the
                           nearest tenth (0.1) degree C; and

                   P       is the Gross Heating Value of the LNG,
                           stated in BTU's per kilogram.  The Gross
                           Heating Value shall be rounded to the
                           nearest BTU/kg.

        VI.4.3   Determination of LNG Density -

                 The density of the LNG is calculated by use of the formula:

                                 E(Xi x Mi)
                      D =   ___________________
                            E(Xi x Vi) - Xm x C

                   where:

                   D       is the density of the LNG, stated in
                           kilograms per Cubic Meter at temperature
                           TL. The density shall be rounded to the nearest tenth (0.1) of a kg/m3;


                   TL is the temperature of the LNG in the tanks of
                      the LNG Tanker after loading, stated in
                      degrees Centigrade to the nearest tenth (0.1) degree C;

                      Xi   is the mol fraction, to the nearest
                           fourth (4th) decimal place, of component
                           (i) from the composition obtained in
                           accordance with Section V hereof.  The
                           mol fraction of methane shall be
                           adjusted so as to make the total mol
                           fraction equal to 1.0000;

                      Mi is the molecular weight of component (i) as set forth in Table 1 attached hereto;

                      E(Xi x Mi):

                           The  result  of   the  calculation  of
                           "Xi x Mi" of component (i) shall be
                           rounded to the nearest third (3rd)
                           decimal place, and then, "E(Xi x Mi)"
                           shall be calculated to the nearest third
                           (3rd) decimal place;

                      Vi   is the molar volume, to the nearest
                           sixth (6th) decimal place, of component
                           (i), stated in Cubic Meters per
                           kilogram-mol at temperature TL, and
                           shall be obtained by linear
                           interpolation of the data set forth in
                           Table 2 attached hereto;

                      E(Xi x Vi):

                           The   result  of  the  calculation  of
                           "Xi x Vi" of component (i) shall be
                           rounded to the nearest sixth (6th)
                           decimal place, and then "E(Xi x Vi)"
                           shall be calculated to the nearest sixth
                           (6th) decimal place;

                      Xm   is the mol fraction, to the nearest
                           fourth (4th) decimal place, of methane
                           from the composition obtained in
                           accordance with Section V hereof;

                      C is the volume correction, to the nearest sixth (6th) decimal place, stated in Cubic Meters per kilogram-mol at temperature TL, and shall be obtained by linear interpolation of the data set forth in Table 3 attached hereto;

                      Xm x C:

                           "Xm x C" shall be calculated to the
                           nearest sixth (6th) decimal place; and

                      E(Xi x Vi) - Xm x C:

                           "E(Xi x Vi) - Xm x C" shall be
                           calculated to the nearest sixth (6th)
                           decimal place.

        VI.4.4     Determination of Gross Heating Value

                   VI.4.4.1   The Gross Heating Value (mass
                              basis) of the LNG is calculated by
                              use of the formula:

                                                 Xi x Mi
                                 P = E   Hi  x ___________
                                               E(Xi x Mi)

                             where:

                               P    is the Gross Heating Value of
                                    the LNG, stated in BTU's per
                                    kilogram.  Each term of the
                                    above equation shall first be
                                    calculated and rounded to the
                                    nearest BTU/kg, and then all
                                    terms shall be summed to obtain
                                    the Gross Heating Value "P";

                               Hi   is the Gross Heating Value of
                                    component (i), stated in BTU's
                                    per kilogram, as set forth in
                                    Table 1 attached hereto;

                               Xi   is the mol fraction, to the
                                    nearest fourth (4th) decimal
                                    place, of component (i) from
                                    the composition obtained in
                                    accordance with Section V
                                    hereof;

                               Mi   is the molecular weight of
                                    component (i) as set forth in
                                    Table 1 attached hereto;

                               Xi x Mi:

                                    "Xi x Mi" of component (i)
                                    shall be calculated to the
                                    nearest third (3rd) decimal
                                    place;

                               E(Xi x Mi):

                                    "E(Xi x Mi)" shall be
                                    calculated to the nearest third
                                    (3rd) decimal place by summing
                                    all "Xi x Mi" obtained as
                                    above;

                                   Xi x Mi
                                 __________ :
                                 E(Xi x Mi)

                                         Xi x Mi
                                    "  __________ "   shall be
                                       E(Xi x Mi)
                                    calculated for component (i) to
                                    the nearest fifth (5th) decimal
                                     place  by  dividing " Xi x Mi"
                                    by " E(Xi x Mi)";

                                       Xi x Mi
                               Hi x  __________  :
                                     E(Xi x Mi)

                                             Xi x Mi
                                    "Hi x __________ "  shall
                                          E (Xi x Mi)
                                    be calculated for component (i)
                                    to the nearest whole number by
                                    multiplying "Hi" by

                                         Xi x Mi
                                    " __________ " ; and
                                      E (Xi x Mi)


                                         Xi x Mi
                               E   Hi x _________   :
                                        E(Xi x Mi)


                                              Xi  x  Mi

                                 " E   Hi x  __________ "
                                              E(Xi x Mi)

                                    shall be calculated to the
                                    nearest whole number by summing
                                    all

                                    "         Xi x Mi  "
                                      Hi x  _________
                                            E(Xi x Mi)

                                    obtained as above.


                   VI.4.4.2    The  Gross  Heating  Value (volume
                               basis) of the LNG shall be
                               calculated by use of the formula:

                               Hv =  E(Xi x Hvi)

                             where:


                               Hv   is the Gross Heating Value of
                                    LNG, stated in BTU's per
                                    Standard Cubic Foot.  Each term
                                    of the above equation shall
                                    first be calculated and rounded
                                    to the nearest tenth (0.1) of a
                                    BTU/scf, and then all terms
                                    shall be summed and rounded to
                                    the nearest BTU/scf to obtain
                                    the Gross Heating Value "Hv";

                               Xi   is the mol fraction, to the
                                    nearest fourth (4th) decimal
                                    place, of component (i) from
                                    the composition obtained
                                    pursuant to Section V hereof;
                                    and

                               Hvi  is the Gross Heating Value of
                                    component (i), stated in BTU's
                                    per Standard Cubic Foot, as set
                                    forth in Table 1 attached
                                    hereto.

                                  TABLE 1

                                  PHYSICAL CONSTANTS

                                       Gross Heating   Gross Heating
                           Molecular   Value (BTU/kg)  Value (BTU/scf)
                             Weight       at 60oF,        at 60oF
 Component                     Mi            Hi             Hvi



 Methane (CH )               16.043        52671           1010.0
            4

 Ethane (C H )               30.070        49236           1769.6
          2 6

 Propane (C H )              44.097        47737           2516.1
           3 8

 Iso-butane (i-C H  )        58.123        46809           3251.9
                4 10

 Normal Butane (n-C H  )     58.123        46959           3262.3
                   4 10

 Iso-pentane (i-C H  )       72.150        46392           4000.9
                 5 12

 Normal Pentane (n-C H  )    72.150        46485           4008.9
                    5 12

 Normal Hexane (n-C H  )     86.177        46172           4755.9
                   6 14

 Nitrogen (N )               28.013            0              0
            2

 Oxygen (O )                 31.999            0              0
          2

 Carbon Dioxide (CO )        44.010            0              0
                   2



 The above table of Physical Constants, developed from GPA Publication 2145-88, shall be used for
 all density and heating value calculations associated with this Contract.  This table of
Physical
 Constants shall be revised to conform to any subsequent officially published revision of GPA
 Publication 2145.  The values for the Gross Heating Value in BTU/kg as shown above have been
 obtained by multiplying the GPA 2145 values for "BTU/lbm fuel as ideal gas" from GPA
2145 by
 2.20462.

                                   TABLE 2
                                 MOLAR VOLUMES OF INDIVIDUAL COMPONENTS

             Molar Volumes (m3/kg-mol) at Various Temperatures x 103
             ______________________________________________________
               -162oC        -160oC        -158oC      -156oC
              _______        ______        ______      ______


 CH           37.95          38.21       38.48       38.76
   4

 C H          47.84          48.00       48.16       48.33
  2 6

 C H          62.34          62.52       62.70       62.89
  3 8

 i-C H        76.90          77.11       77.33       77.54
    4 10

 n-C H        76.63          76.82       77.01       77.20
    4 10

 i-C H        90.92          91.13       91.35       91.56
    5 12

 n-C H        90.26          90.47       90.67       90.88
    5 12

 n-C H       104.67         104.89      105.11      105.34
    6 14

 N            45.64          46.83       48.11       49.47
  2

 O            31.14          31.51       31.90       32.30
  2

 CO           29.73          29.83       29.93       30.03
   2







 Reference :                Density calculations and method from Proceedings of the First
International
                             Conference of LNG, April 1968, Paper No. 22, Densities of
Liquefied Natural Gas
                             and of Low Molecular Weight Hydrocarbons, J. Klosek and C.
McKinley.

  Note:      Molar volumes for CO2 were developed by mutual agreement between Buyer and
              Seller.
  /TABLE

                                     TABLE 3
                               CORRECTION C FOR VOLUME REDUCTION OF MIXTURE

     Molecular
        Weight       C (m /kg-mol) at Various Temperatures x 10 3
     of Mixture      ___________________________________________
                              o          o           o           o
      E(Xi x Mi)     -162 C       -160 C      -158 C      -156 C
       _______       ______       ______      ______      ______

     17.00            0.240        0.240       0.250       0.260
     17.50            0.360        0.370       0.380       0.390
     18.00            0.470        0.490       0.500       0.520
     18.50            0.580        0.600       0.620       0.640
     19.00            0.690        0.710       0.730       0.750
     19.50            0.790        0.810       0.840       0.860
     20.00            0.890        0.910       0.940       0.970



 Reference :         Density calculations and method from Proceedings of the First
International
                      Conference of LNG, April 1968, Paper No. 22, Densities of Liquefied
Natural Gas
                      and of Low Molecular Weight Hydrocarbons, J. Klosek and C. McKinley.
  /TABLE

                                           TABLE 4
                                 EXAMPLE OF LNG DENSITY CALCULATION

                                             Molar Volume
            Mol       Molecular              Vi x 103
          Fraction     Weight                (m3/kg-mol)
                                             at TL-158.9oC
            Xi           Mi   Xi x Mi        Vi             (Xi x Vi)x103

 CH       0.9128    16.043    14.644         38.359         35.014
   4

 C H      0.0539    30.070     1.621         48.088          2.592
  2 6

 C H      0.0241    44.097     1.063         62.619          1.509
  3 8

 i-C H     0.0043   58.123     0.250         77.231          0.332
    4 10

 n-C H    0.0044    58.123     0.256         76.925          0.338
    4 10

 i-C H    0.0001    72.150     0.007         91.251          0.009
    5 12

 N2        0.0004   28.013     0.011         47.534         0.019
         _______              ______                       _______


 Total    1.0000              17.852                        39.813






     Average Molecular Weight = 17.852

     Average Molar Volume = 39.813


                    -3
      C = 0.460 x 10

                                  17.852
              D = ________________________________________
                              -3                      -3
                   39.813 x 10   - 0.9128 x 0.460 x 10


                              17.852
                =  _______________________________
                              -3             -3
                   39.813 x 10   - 0.420 x 10


                                3
                =  0.453177 x 10


                             3
              D =  453.2 kg/m
  /TABLE

                                               TABLE 5

                       EXAMPLE OF GROSS HEATING VALUE (MASS BASIS)
CALCULATION

                                                                         Gross

            Mol      Heating Value    Molecular         Heating Value

           Fraction  (BTU/kg)        Weight
                                                        Hi x Xi x Mi   *

             Xi        Hi             Mi        (Xi x Mi)          E(Xi x Mi)
         _______   ______         _______       _________         ___________

 CH       0.9128    52671          16.043         14.644         43206
   4

 C H      0.0539    49236          30.070          1.621          4471
  2 6

 C H      0.0241    47737          44.097          1.063          2843
  3 8

 i-C H    0.0043    46809          58.123          0.250           655
    4 10

 n-C H    0.0044    46959          58.123          0.256           673
    4 10

 i-C H    0.0001    46392          72.150          0.007            18
    5 12

 N2       0.0004        0          28.013          0.011


 Total    1.0000                   17.852                        51866


     * Rounded to the fifth (5th) decimal place

     P = 51866 BTU/kg

  /TABLE

                           TABLE 6


                      EXAMPLE OF GROSS HEATING VALUE (VOLUME BASIS)
CALCULATION



 Component         Mol Fraction       Gross Heating
                                           Value, Hvi
                                        (BTU/scf)
                         Xi                    Hvi      (Xi x Hvi)

 CH                0.9128           1010.0            921.9
   4

 C H               0.0539           1769.6             95.4
  2 6

 C H               0.0241           2516.1             60.6
  3 8

 i-C H             0.0043           3251.9             14.0
    4 10

 n-C H             0.0044           3262.3             14.4
    4 10

 i-C H             0.0001           4000.9              0.4
    5 12

 N                 0.0004              0                  0
  2


 Total             1.0000                             1106.7



                   Hv = 1107 BTU/scf
